SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ DefinitiveProxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Tularik Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

TULARIK INC.

Two Corporate Drive

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on April 23, 2003

To the Stockholders of Tularik Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tularik Inc., a Delaware corporation (the “Company”), will be held on Wednesday, April 23, 2003 at 8:00 a.m. local time in the auditorium of its offices at Two Corporate Drive, South San Francisco, California for the following purposes:

(1)	To elect directors to serve for the ensuing year and until their successors are elected.

(2)	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on March 7, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours in the office of the Secretary of the Company during the ten days prior to the Annual Meeting.

By Order of the Board of Directors,

William J. Rieflin

Secretary

South San Francisco, California

April 4, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. THE ENCLOSED RETURN ENVELOPE IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TULARIK INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

APRIL 23, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Tularik Inc., a Delaware corporation (“Tularik” or the “Company”), for use at the Annual Meeting of Stockholders to be held on April 23, 2003 at 8:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held in the auditorium of the Company’s offices at Two Corporate Drive, South San Francisco, California 94080. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 4, 2003 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

Only holders of record of Tularik Common Stock (the “Common Stock”) at the close of business on March 7, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 7, 2003, the Company had outstanding and entitled to vote 55,219,757 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the Annual Meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions and broker non-votes will be counted in determining whether a quorum is present. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Voting Via the Internet or by Telephone

Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

For	Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for voting their stock from their banks, brokers or other agents. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

For	Shares Registered in Your Name

Stockholders of record may go to http://www.eproxy.com/tlrk to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The stockholder will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and the stockholder will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-240-6326 and following the recorded instructions.

General	Information for All Shares Voted Via the Internet or by Telephone

Votes submitted via the Internet must be received by 1:00 p.m., Eastern Time, on April 22, 2003. Votes submitted by telephone must be received by 12:00 noon, Eastern Time, on April 22, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

THE TELEPHONE AND INTERNET VOTING PROCEDURES DESCRIBED ABOVE ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS’ IDENTITIES, TO ALLOW STOCKHOLDERS TO GRANT A PROXY AND VOTE THEIR SHARES AND TO CONFIRM THAT STOCKHOLDERS’ INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. STOCKHOLDERS VOTING VIA THE INTERNET SHOULD UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, Two Corporate Drive, South San Francisco, California, 94080, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (“SEC”) is December 5, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so between December 25, 2003 and January 23, 2004. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

There are six nominees for the six Board positions presently authorized in the Company’s Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company and, other than Edward W. Holmes, M.D., was elected by the stockholders.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Any proxy granted pursuant to this solicitation will not be voted for more than six nominees. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Nominees

The names of the nominees for director and certain information about them are set forth below:

Name	Age	Principal Occupation/Position Held With the Company
David V. Goeddel, Ph.D.	51	Chief Executive Officer of the Company
A. Grant Heidrich, III	50	General Partner, Mayfield Fund/Chairman of the Board of the Company
Edward W. Holmes, M.D.	62	Vice Chancellor for Health Sciences and Dean of the School of Medicine, University of California, San Diego
Edward R. McCracken	59	Chairman of The PRASAD Project
Steven L. McKnight, Ph.D.	53	Professor, University of Texas Southwestern Medical Center
Craig A. P. D. Saxton, M.D.	60	Former Executive Vice President, Pfizer Central Research

David V. Goeddel, Ph.D. co-founded Tularik in November 1991 and has served as a member of the Board since the Company’s inception and as Chief Executive Officer since April 1996. From March 1996 to December 1997, Dr. Goeddel served as President of the Company, and from January 1993 to March 1996, Dr. Goeddel served as Vice President, Research of the Company. Dr. Goeddel was the first scientist hired by Genentech, Inc., a biotechnology company, and from 1978 to 1993 served in various positions, including Genentech Fellow, Staff Scientist and Director of Molecular Biology. Dr. Goeddel’s pioneering work in the field of gene cloning and expression of human proteins has been the basis for five significant marketed therapeutics developed by Genentech, including human insulin, human growth hormone, interferon-alpha, interferon-gamma and tissue plasminogen activator. Based on his contributions in gene cloning and expression of human proteins, Dr. Goeddel was elected to the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Goeddel holds a Ph.D. in Biochemistry from the University of Colorado and has performed postdoctoral research at Stanford Research Institute.

A. Grant Heidrich, III has served as a member of the Board since November 1991 and as Chairman since February 2000. Mr. Heidrich joined Mayfield Fund, a venture capital fund, in 1982 and is currently a general partner of Mayfield Fund. Mr. Heidrich is a member of the board of directors of Millennium Pharmaceuticals, Inc. Mr. Heidrich holds an M.B.A. from Columbia University Graduate School of Business.

Edward W. Holmes, M.D. has served as a member of the Board of Directors since September 2002. Dr. Holmes has been the Vice Chancellor for Health Sciences and Dean of the School of Medicine of the University of California, San Diego (UCSD) since September 2000. Prior to joining UCSD, Dr. Holmes was the Dean of the

School of Medicine, Vice Chancellor for Academic Affairs and the Walter Kempner Professor of Medicine and Genetics at Duke University from January 1999 to September 2000. Before that, Dr. Holmes served at Stanford University, where he was the Joseph Grant Professor in the School of Medicine, the Senior Associate Dean for Research, Vice President for Translational Medicine and Clinical Research and Special Counselor to the President of the University on Biomedical Research. Prior to Stanford, he served as Chair of the Department of Medicine and the Frank Wister Thomas Professor of Medicine and Genetics at the University of Pennsylvania. Dr. Holmes began his career in academia in 1974 as a Howard Hughes Medical Investigator and an Assistant Professor of Medicine and Biochemistry at Duke University, rising through the ranks to become the Chief of the Division of Endocrinology, Metabolism and Genetics and the James B. Wyngaarden Professor of Medicine. Dr. Holmes is currently active on the NIH Scientific Boundaries Panel, the Scientific Advisory Board of GlaxoSmithKline and the National Diabetes and Digestive and Kidney Diseases Advisory Council of the National Institute of Health. He has been elected to membership in the American Society for Clinical Investigation and the Association of American Physicians, and he is a Fellow of the American Association for the Advancement of Science and a member of the Institute of Medicine of the National Academy of Sciences. He holds a Doctor of Medicine degree from the University of Pennsylvania.

Edward R. McCracken has served as a member of the Board since August 1993. From 1984 to 1998, Mr. McCracken served as Chief Executive Officer of Silicon Graphics, Inc., a computer products and services company. Prior to joining Silicon Graphics, Mr. McCracken spent 16 years with Hewlett-Packard Company, a computer company, where he worked in a variety of senior management positions. Mr. McCracken serves as chairman of The PRASAD Project, a charitable foundation, and serves on the board of National Semiconductor Corporation. Mr. McCracken holds an M.B.A. from Stanford University.

Steven L. McKnight, Ph.D. co-founded Tularik in November 1991 and has served as a member of the Board since the Company’s inception. From September 1992 to September 1995, Dr. McKnight served as Director, Biology of the Company. Dr. McKnight has been a part-time employee of, or a consultant to, the Company since January 1996. He is currently Professor and Chairman of the Department of Biochemistry at the University of Texas Southwestern Medical Center, where he has served since 1995. Previously, Dr. McKnight was an investigator at the Howard Hughes Medical Institute at the Carnegie Institution of Washington. Dr. McKnight is recognized as one of the world leaders in gene regulation based in part on his discovery of leucine zipper proteins. Dr. McKnight is a member of the National Academy of Sciences and the American Association of Arts and Sciences. Dr. McKnight holds a Ph.D. in Biology from the University of Virginia. Dr. McKnight is a founder of, consultant to and director for Cumbre Inc., a subsidiary of the Company.

Craig A. P. D. Saxton, M.D. has served as a member of the Board since September 2001. From 1976 to 2001, Dr. Saxton served in a variety of positions with Pfizer Inc, a pharmaceutical company, most recently as Executive Vice President, Central Research and Vice President of Pfizer Inc. Dr. Saxton joined the Central Research Division of Pfizer in Sandwich, U.K. as a Medical Advisor in 1976. After several positions of increasing responsibility within the Clinical Research Division at Sandwich, he relocated to New York, where he was appointed Senior Associate Medical Director of International Pharmaceuticals in 1981. He was named Vice President, Medical Director of the International Division in 1982. In 1988, Dr. Saxton moved to the Central Research Division in Groton, where he was appointed Senior Vice President of Clinical Research and Development, becoming Executive Vice President of the division in 1993. Dr. Saxton serves as a director of Neurogen Corporation. Dr. Saxton earned his M.D. in 1965 from Leed’s University.

Board Committees and Meetings

During the fiscal year ended December 31, 2002, the Board held six meetings and acted by unanimous written consent one time. During 2002, all directors attended at least 75% of the meetings of the Board and of the committees on which they served that were held during the period for which they were a director or committee member. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate

Governance Committee. In 2002, the Audit Committee met five times and acted by unanimous written consent one time, the Compensation Committee met one time and acted by unanimous written consent one time and the Nominating and Corporate Governance Committee met one time.

The Audit Committee’s functions include meeting with the Company’s independent auditors at least annually to review the results of the annual audit and discuss the Company’s financial statements; recommending to the Board the independent auditors to be retained; and receiving and considering the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee has adopted a written Audit Committee Charter. See “Report of the Audit Committee of the Board” below. The Audit Committee is currently composed of three non-employee directors: Messrs. Heidrich and McCracken and Dr. Saxton. All members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards.)

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company’s 1997 Equity Incentive Plan (the “1997 Plan”) and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. See “Report of the Compensation Committee of the Board” below. The Compensation Committee is currently composed of three non-employee directors: Messrs. Heidrich and McCracken and Dr. Saxton.

The Nominating and Corporate Governance Committee’s functions include monitoring the relationship between the Board and management, recommending compensation to be paid to directors, identifying potential candidates for membership on the Board and making recommendations on such candidates. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating and Corporate Governance Committee is currently composed of three non-employee directors: Messrs. Heidrich and McCracken and Dr. Holmes.

There are no family relationships among any directors or executive officers of the Company.

The Board of Directors Recommends

a Vote in Favor of Each Named Nominee.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether this matter has been approved.

Change in Independent Auditors

On March 15, 2002, the Company dismissed Ernst & Young LLP as the independent auditors of the Company and appointed PricewaterhouseCoopers LLP as its independent auditors. The decision to change independent auditors was approved by the Audit Committee under authority granted by the Board of Directors of the Company.

Ernst & Young LLP’s reports on the Company’s financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except for Ernst & Young LLP’s reports dated February 4, 2002 and February 8, 2001 on the Company’s consolidated financial statements for the years ended December 31, 2001 and 2000, which refer to Note 1 to the Company’s consolidated financial statements, and noted that during the year ended December 31, 2000, the Company changed its method of revenue recognition for non-refundable technology access fees received in connection with collaboration agreements.

In connection with the Company’s audits for the fiscal year ended December 31, 2001, and through March 14, 2002, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in their reports on the Company’s financial statements for such years. Ernst & Young LLP’s letter to the SEC stating its agreement with the statements made herein is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2002.

During the fiscal year ended December 31, 2001, and through March 14, 2002, the Company did not consult with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.

Auditors’ Fees

The following are the aggregate fees billed by PricewaterhouseCoopers LLP to the Company for:

(i)	Audit Fees. Fees for the audit of our consolidated annual financial statements for the year ended December 31, 2002 and for reviews of the financial statements included in our quarterly reports for that fiscal year were $148,100 of which $54,600 had been billed through December 31, 2002;

(ii)	Financial Information Systems Design and Implementation Fees. No fees were billed for information technology consulting for the fiscal year ended December 31, 2002; and

(iii)	All Other Fees. Fees for professional services other than audit and information consulting fees during the fiscal year ended December 31, 2002 were $81,125 of which $53,300 had been billed through December 31, 2002.

The following are the aggregate fees billed by Ernst & Young LLP to the Company for:

(i)	Audit Fees. No fees were billed for the audit of the Company’s financial statements during the fiscal year ended December 31, 2002;

(ii)	Financial Information Systems Design and Implementation Fees. No fees were billed for information technology consulting during the fiscal year ended December 31, 2002; and

(iii)	All Other Fees. The fees billed for professional services other than audit and information consulting fees during the fiscal year ended December 31, 2002 were $116,503.

The Audit Committee has determined that the rendering of all other non-audit services by PricewaterhouseCoopers LLP and Ernst & Young LLP is compatible with maintaining the auditors’ independence.

The Board of Directors Recommends

a Vote in Favor of Proposal 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD1

The Audit Committee of the Company is currently composed of three non-employee directors, Messrs. Heidrich and McCracken and Dr. Saxton, and operates under the Audit Committee written charter adopted by the Board. The members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee provides assistance and guidance to the Board in fulfilling its oversight responsibilities to the Company’s stockholders with respect to the Company’s corporate accounting and reporting practices as well as the quality and integrity of the Company’s financial statements and reports.

The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

To this end, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with management and PricewaterhouseCoopers LLP, the Company’s independent auditors. The Audit Committee has discussed with PricewaterhouseCoopers LLP certain matters related to the conduct of the audit as required by Statement on Auditing Standards 61. In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding the auditor’s independence required by Independence Standards Board Discussion No.1 and has discussed with PricewaterhouseCoopers LLP its independence, including the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC. Based on the Audit Committee’s recommendation, the Board has also selected, subject to stockholder approval, PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

AUDIT COMMITTEE

A. Grant Heidrich, III

Edward R. McCracken

Craig A.P.D. Saxton, M.D.

[1]	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock and the Common Stock, Series A Preferred Stock and Series B Preferred Stock of Cumbre Inc., a subsidiary of the Company, as of February 28, 2003, except as otherwise noted, by: (i) each director (including each nominee for director); (ii) each of the executive officers named in the “Summary Compensation Table” below; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company’s Common Stock and the Common and Preferred Stock of Cumbre. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, the Company believes that each of the stockholders named in the table has sole voting and dispositive power with respect to the shares indicated as beneficially owned.

	Tularik Inc.			Cumbre Inc.
Beneficial Owner	Number of Tularik Shares Beneficially Owned(1)	Tularik Shares Issuable Pursuant to Options Exercisable Within 60 Days of February 28, 2003	Percent of Total(2)	Number of Cumbre Shares Beneficially Owned(3)	Cumbre Shares Issuable Pursuant to Options Exercisable within 60 Days of February 28, 2003	Percent of Total(4)
ZKB Pharma Vision AG(5)
c/o Zurich Cantonalbank Postfach 8010 Zurich, Switzerland	11,358,238	—	20.6%	6,000,000	—	23.9%
FMR Corp. and related entities(6)	3,736,392	—	6.8%	—	—	—
82 Devonshire St. Boston, MA 02109
Mazama Capital Management, Inc.(7)	2,772,900	—	5.0%	—	—	—
One S.W. Columbia Suite 1500 Portland, OR 97258
Vulcan Ventures Inc.	—	—	—	4,000,000	—	15.9%
505 Fifth Avenue South Suite 900 Seattle, WA 98104
David V. Goeddel, Ph.D.(8)	2,074,137	437,500	4.5%	100,000	—	*
Michael D. Levy, M.D.(9)	773	197,708	*	—	—	—
Corinne H. Lyle(10)	67,984	207,125	*	—	—	*
William J. Rieflin(11)	212,674	192,707	*	10,000	—	*
Terry J. Rosen, Ph.D.(12)	161,102	314,667	*	—	—	—
Pieter B.M.W.M. Timmermans	123,536	141,249	*	—	—	*
A. Grant Heidrich, III(13)	154,893	26,000	*	80,000	—	*
Edward W. Holmes, M.D.	—	25,000	*	—	—	—
Edward R. McCracken	60,512	26,000	*	—	—	—
Steven L. McKnight, Ph.D.(14)	310,016	63,084	*	465,733	174,267	2.5%
Craig A.P.D. Saxton, M.D.	25,000	35,000	*	—	—	—
All executive officers and directors as a group (11 persons)(15)	3,350,803	1,524,511	8.6%	680,733	174,267	3.4%

*	Less than one percent.

(1)	Includes shares of Tularik Common Stock obtained upon exercise of unvested options that are subject to a right of repurchase by the Company, at the original option exercise price of $3.00 per share, in the event the holder ceases to provide services to the Company and its affiliates, as follows: 9,722 shares beneficially owned by Dr. Goeddel; 1,389 shares beneficially owned by Mr. Rieflin; 2,000 shares beneficially owned by Mr. Heidrich; 2,000 shares beneficially owned by Mr. McCracken; and 4,083 shares beneficially owned by Dr. McKnight.

(2)	Applicable percentages are based on 55,219,757 shares of Tularik Common Stock outstanding on February 28, 2003, adjusted as required by rules promulgated by the SEC.

(3)	Includes shares of Cumbre Series A and Series B Preferred Stock on an as-converted basis. Also includes 137,866 shares of Cumbre Common Stock beneficially owned by Dr. McKnight obtained upon exercise of unvested options that are subject to a right of repurchase by Cumbre, at the original option exercise price of $0.10 per share, in the event Dr. McKnight ceases to provide services to Cumbre.

(4)	Applicable percentages are based on 25,090,333 shares of Cumbre Common Stock and Preferred Stock on an as-converted basis outstanding on February 28, 2003, adjusted as required by rules promulgated by the SEC.

(5)	Information is as provided by Zurich Cantonalbank, a company which holds approximately 70% of the voting rights and approximately 50% of the capital stock of ZKB Pharma Vision AG (“Pharma Vision”), in a questionnaire provided to Tularik dated February 24, 2003. Zurich Cantonalbank and Pharma Vision have shared voting and dispositive power with respect to all 11,358,238 shares that they beneficially own.

(6)	This information is based solely on a Schedule 13G filed on February 14, 2003 with the SEC. FMR Corp. has sole voting authority over 392 shares and sole dispositive power over 3,736,392 shares.

(7)	This information is based solely on a Schedule 13G filed on February 14, 2003 with the SEC. Mazama has sole voting authority over 1,697,850 shares and sole dispositive power over 2,772,900 shares.

(8)	Includes 676 shares of Tularik Common Stock issued pursuant to the Company’s 401(k) plan and 127 shares owned by Dr. Goeddel’s minor child. Does not include 170,000 shares of Tularik Common Stock held in trust for Dr. Goeddel’s minor children, for which Dr. Goeddel is not the trustee and disclaims beneficial ownership.

(9)	Includes 143 shares of Tularik Common Stock issued pursuant to the Company’s 401(k) plan.

(10)	Includes 773 shares of Tularik Common Stock issued pursuant to the Company’s 401(k) plan. Ms. Lyle resigned her position with the Company in February 2003.

(11)	Includes 205,503 shares of Tularik Common Stock held in a revocable trust of which Mr. Rieflin and his wife are sole trustees. Mr. and Mrs. Rieflin, each acting alone, have the power to vote and dispose of such shares. Includes 682 shares of Tularik Common Stock issued pursuant to the Company’s 401(k) plan. Does not include 39,498 shares of Tularik Common Stock held in trust for Mr. Rieflin’s minor children, for which Mr. Rieflin is not the trustee and disclaims beneficial ownership. Includes 10,000 shares of Cumbre Series B Preferred Stock held in a revocable trust of which Mr. Rieflin and his wife are sole trustees. Mr. and Mrs. Rieflin, each acting alone, have the power to vote and dispose of such Cumbre shares. Does not include 25,000 shares of Cumbre Common Stock held in trust for Mr. Rieflin’s minor children, for which Mr. Rieflin is not the trustee and disclaims beneficial ownership.

(12)	Includes 58,236 shares of Tularik Common Stock held in a revocable trust of which Dr. Rosen and his wife are sole trustees. Dr. and Mrs. Rosen, each acting alone, have the power to vote and dispose of such shares. Includes 676 shares of Tularik Common Stock issued pursuant to the Company’s 401(k) plan. Does not include 49,998 shares of Tularik Common Stock held in trust for Dr. Rosen’s minor children, for which Dr. Rosen is not the trustee and disclaims beneficial ownership.

(13)	Includes 2,000 shares of Tularik Common Stock held by Mayfield VI Management Partners. Mr. Heidrich is a general partner of of Mayfield VI Management Partners. Mayfield VI Management Partners is the

general partner of Mayfield VI. Mr. Heidrich disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest in these shares. Includes 125,679 shares of Tularik Common Stock held in a revocable trust of which Mr. Heidrich and his wife are sole trustees. Includes 80,000 shares of Cumbre Series B Preferred Stock held in a revocable trust of which Mr. Heidrich and his wife are sole trustees. Mr. and Mrs. Heidrich, each acting alone, have the power to vote and dispose of such Tularik and Cumbre shares.

(14)	Includes 71,540 shares of Tularik Common Stock held in the Steven L. McKnight Exempt Family Trust. Dr. and Mrs. McKnight, each acting alone, have the power to vote and dispose of such shares. Does not include 160,000 shares of Tularik Common Stock held in trust for Dr. McKnight’s minor children, for which Dr. McKnight is not the trustee and disclaims beneficial ownership.

(15)	Includes shares of Tularik Common Stock and Cumbre Common and Preferred Stock described in the notes above, as applicable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, the Company’s executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements on a timely basis; except that an initial report on Form 3 for Mr. Anthony was filed two days late, an initial report on Form 3 for Dr. Perlman was filed two days late and one report on Form 4 for Dr. McKnight, covering three sales transactions in 2000 of shares for which Dr. McKnight disclaims beneficial ownership because such shares were held by trusts for Dr. McKnight’s minor children, was filed late.

EXECUTIVE COMPENSATION

Compensation of Directors

Prior to 2003, the Company did not provide cash compensation to members of its Board for serving on its Board or for participation on committees. Beginning in 2003, directors who are not employees of the Company receive the following annual cash compensation: $7,500 for service to the Company as a member of the Board; $10,000 for service to the Company as a member of the Audit Committee; $4,000 for service to the Company as a member of the Compensation Committee; and $2,000 for service to the Company as a member of the Nominating and Corporate Governance Committee. The members of the Board are also eligible for reimbursement for some expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

Each non-employee director of the Company receives stock option grants under the Company’s 1997 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended.

Option grants under the Directors’ Plan are non-discretionary. Upon election to the Board, each new non-employee director is automatically granted an option to purchase 25,000 shares of Common Stock of the

Company. On the date of the annual meeting of stockholders each year, each member of the Board who is not an employee of the Company and who was a director on December 31 of the prior year is automatically granted an option to purchase 10,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors’ Plan. The exercise price of options granted under the Directors’ Plan is equal to the fair market value of the Common Stock subject to the option at the close of the market on the date of the option grant. These options vest on an annual basis. Options granted under the Directors’ Plan may not be exercised after the expiration of ten years from the date of grant. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the acquiring company, if the Company is not the surviving entity. If the acquiring company does not assume the options or substitute similar options, the options will fully vest upon a change of control, as defined and as described in the Directors’ Plan.

During the last fiscal year, the Company granted options covering 10,000 shares to each non-employee director of the Company, except Dr. Holmes, at an exercise price per share of $14.40, which was the fair market value of such Common Stock on the date of the 2002 annual meeting of stockholders. The Company granted options covering 25,000 shares to Dr. Holmes, upon his joining the Board on September 25, 2002, at an exercise price per share of $7.09, which was the fair market value of such Common Stock on the date of the grant. As of February 28, 2003, options to purchase 140,000 shares had been exercised under the Directors’ Plan.

In consideration for consulting services provided to the Company in addition to his responsibilities as a director of the Company, the Company granted Dr. McKnight options to purchase 6,668 shares of Common Stock at an exercise price of $14.40 per share, 6,666 shares of Common Stock at an exercise price of $10.40 per share and 6,666 shares of Common Stock at an exercise price of $7.99 per share, respectively. The exercise prices for these options were equal to the fair market value of the Common Stock at the close of the market on each respective grant date. These options vest monthly over a 48-month period beginning as of each respective grant date. In consideration for consulting services provided to Cumbre, Dr. McKnight was granted options to purchase 50,000 shares of Cumbre Common Stock at an exercise price of $0.25 per share. The exercise price for these options was equal to the fair market value of Cumbre Common Stock on the date of the option grant. These options vest completely on the date that Cumbre’s cash flow in 2003 from grants and/or collaborations equals $5 million as certified by the controller of Cumbre to the Cumbre board of directors and shall expire if less than $5 million in cash flow is generated prior to December 31, 2003. In addition to the options described above, the Company paid Dr. McKnight approximately $16,667 in 2002 for consulting services provided to the Company. In addition, on May 6, 2002, the Company loaned Dr. McKnight $200,000. The loan represents a cash advance on consulting fees that will be earned by Dr. McKnight over a three-year period beginning on the date of the loan. The loan bears interest at a rate of 3.21% per annum. In 2003, the Company will forgive $60,000 of the loan for his consulting services. Also, in 2002, Cumbre paid Dr. McKnight $50,000 for consulting services provided to Cumbre. In 2003, Cumbre will pay Dr. McKnight $50,000 for his consulting services. Dr. McKnight spent approximately 20% of his time providing consulting services to the Company and Cumbre in 2002. Dr. McKnight will spend approximately 20% of his time providing consulting services to the Company and Cumbre in 2003.

In consideration for consulting services provided to the Company in addition to his responsibilities as a director of the Company, the Company paid Dr. Saxton approximately $7,500 in 2002.

Compensation of Executive Officers

Summary	Compensation Table

The following table shows for the fiscal years ended December 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other five most highly compensated officers or executive officers at December 31, 2002 (the “Named Executive Officers”):

Name and Principal Position		Annual Compensation					Long-Term Compensation Awards	All Other Compensation(1)
	Year	Salary		Bonus			Securities Underlying Options
Dr. David V. Goeddel	2002		$445,000		—		200,000		$2,582
Chief Executive Officer	2001		$420,000		—		150,000		$2,213
	2000		$400,000		—		175,000		$1,620

Dr. Terry Rosen	2002		$324,000		$25,971	(2)	110,000		$1,826
Executive Vice President, Operations	2001		$302,000		$25,971	(2)	75,000		$2,775
	2000		$275,000		$25,971	(2)	100,000		$1,265

William J. Rieflin	2002		$309,000		—		100,000		$2,408
Executive Vice President, Administration, General Counsel and Secretary	2001 2000	$ $	288,000 260,000	$ $	23,533 23,533	(3) (3)	60,000 60,000	$ $	2,173 1,248

Dr. Michael D. Levy(4)	2002		$306,000		$145,000	(5)	100,000		$2,104
Vice President, Development and Chief Medical Officer	2001 2000		$285,000 —		$115,296 —	(6)	175,000 —		$322,804 —	(7)

Dr. Pieter B.M.W.M. Timmermans	2002		$295,000		—		50,000		$2,472
Vice President, Pharmacology and Preclinical Development	2001 2000	$ $	282,000 270,000		— —		25,000 40,000	$ $	1,953 1,899

Ms. Corinne H. Lyle	2002		$270,000		—		70,000		$2,062
Former Vice President and Chief Financial Officer(8)	2001 2000	$ $	257,000 240,000		— —		30,000 40,000	$ $	1,750 1,525

(1)	Includes term life insurance premiums paid by the Company on behalf of the Named Executive Officers, wellness benefits, amounts paid upon voluntary waiver of medical benefits, taxable travel reimbursement amounts and the Company’s matching payments in stock under its 401(k) plan. The value of the stock awarded under this plan to each of Drs. Goeddel, Levy, Rosen and Timmermans, Mr. Rieflin and Ms. Lyle in 2002 was $1,500.

(2)	Amounts reflect forgiveness of a loan given in connection with relocation to the San Francisco Bay area. See “Certain Transactions.”

(3)	Amounts reflect forgiveness of a loan given in connection with relocation to the San Francisco Bay area.

(4)	Dr. Levy joined the Company in January 2001.

(5)	Amount reflects a bonus and forgiveness of a loan given in connection with relocation to the San Francisco Bay area. See “Certain Transactions.”

(6)	Amount reflects a signing bonus plus a gross up tax amount.

(7)	Amount reflects costs reimbursed by the Company in connection with relocation to the San Francisco Bay area.

(8)	Ms. Lyle resigned her position with the Company in February 2003.

Stock	Option Grants and Exercises

The Company grants options to its executive officers under the 1997 Plan. As of February 28, 2003, options to purchase 4,642,753 shares were outstanding under the 1997 Plan and 4,445,474 shares remained available for grant under such plan. The following tables show, for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by and held at year end by, the Company’s Named Executive Officers.

2002 Option Grants

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price (Per Share)(3)	Expiration Date
					5%	10%
Dr. Goeddel	66,668	2.9%	$14.40	4/17/12	$603,751	$1,530,023
	66,666	2.9%	$10.40	5/16/12	$436,029	$1,104,984
	66,666	2.9%	$7.99	6/17/12	$334,988	$848,925

Dr. Rosen	33,334	1.5%	$14.40	4/17/12	$301,875	$765,012
	33,333	1.5%	$10.40	5/16/12	$218,015	$552,492
	10,000	*	$6.86	6/12/12	$43,142	$109,331
	33,333	1.5%	$7.99	6/17/12	$167,494	$424,462

Mr. Rieflin	30,000	1.3%	$14.40	4/17/12	$271,682	$688,497
	30,000	1.3%	$10.40	5/16/12	$196,215	$497,248
	10,000	*	$6.86	6/12/12	$43,142	$109,331
	30,000	1.3%	$7.99	6/17/12	$150,746	$382,020

Dr. Levy	30,000	1.3%	$14.40	4/17/12	$271,682	$688,497
	30,000	1.3%	$10.40	5/16/12	$196,215	$497,248
	10,000	*	$6.86	6/12/12	$43,142	$109,331
	30,000	1.3%	$7.99	6/17/12	$150,746	$382,020

Dr. Timmermans	13,334	*	$14.40	4/17/12	$120,754	$306,014
	13,333	*	$10.40	5/16/12	$87,205	$220,993
	10,000	*	$6.86	6/12/12	$43,142	$109,331
	13,333	*	$7.99	6/17/12	$66,997	$169,782

Ms. Lyle	20,000	*	$14.40	4/17/12	$181,122	$458,998
	20,000	*	$10.40	5/16/12	$130,810	$331,498
	10,000	*	$6.86	6/12/12	$43,142	$109,331
	20,000	*	$7.99	6/17/12	$100,497	$254,680

*	Less than one percent.

(1)	All options were granted for a term of ten years and vest in equal installments monthly from the date of grant over a four-year period. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the acquiring company, if the Company is not the surviving entity. If the acquiring company does not assume the options or substitute similar options, the options will fully vest upon a change of control, as defined and as described in the 1997 Plan. Under the terms of the 1997 Plan, the Board retains the discretion, subject to plan limits, to amend the terms (including the exercise price and vesting dates) of outstanding options, but not in a manner that would impair the rights of the holder of any outstanding option.

(2)	Based on options to purchase 2,271,017 shares granted to employees in 2002.

(3)	The exercise price of the options granted under the 1997 Plan is equal to the fair market value of the Common Stock subject to the option at the close of the market on the date of the option grant.

(4)	The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

2002 Aggregated Option Exercises and Fiscal Year End Option Values

Option grants under the 1997 Plan and the Company’s 1991 Stock Plan, under which options were granted until the 1997 Plan was adopted (collectively, the “Plans”), are discretionary. The exercise price of options granted under the Plans is equal to the fair market value of the Common Stock subject to the option at the close of the market on the date of the option grant. Options granted to employees under the Plans typically vest on a monthly basis over a four-year period, except that options granted to new employees typically vest one-quarter after one year’s service to the Company and then monthly thereafter. Options granted under the Plans may not be exercised after the expiration of ten years from the date of grant. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity. The following table shows, for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:

	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(2)
Name			Vested	Unvested	Exercisable	Unexercisable
Dr. Goeddel	—	—	218,335	373,331	$297,330	$0
Dr. Rosen	20,000	$193,000	207,000	192,666	$400,660	$5,250
Mr. Rieflin	50,000	$682,000	110,127	159,872	$223,745	$5,250
Dr. Levy	—	—	95,105	179,895	$750	$5,250
Dr. Timmermans	—	—	162,585	85,748	$595,415	$5,250
Ms. Lyle	—	—	203,418	103,247	$744,075	$5,250

(1)	Value realized is based on the fair market value of the Company’s Common Stock on the date of exercise minus the exercise price without taking into account any taxes that may be payable in connection with the transaction.

(2)	All options, vested or unvested, granted prior to June 14, 2001 are immediately exercisable, but are subject to the Company’s right to repurchase unvested shares on termination of employment. Value is calculated based on the fair market value of the Company’s Common Stock at December 31, 2002 ($7.46) minus the exercise price of the options.

Employment	Agreements

Each executive officer has entered into a standard form proprietary information and inventions assignment agreement that provides that the employee will not disclose any confidential information of the Company received during the course of employment and that, with some exceptions, the employee will assign to the Company any and all inventions conceived or developed during the course of employment.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of three non-employee directors: Messrs. Heidrich and McCracken and Dr. Saxton. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Compensation Committee. No interlocking relationship exists between the Board or the Compensation Committee of the Company and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2002:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1997 Equity Incentive Plan	6,857,576	$15.3196	319,148
1997 Non-Employee Directors’ Plan	160,000	$17.6157	400,000
1991 Stock Plan(1)	191,693	$1.2016	0
1999 Employee Stock Purchase Plan	N/A	N/A	1,004,515

Equity compensation plans not approved by security holders:
None
Total	7,209,269	$15.00	1,723,663

(1)	The Company’s 1991 Stock Plan was terminated for purposes of new option grants in 1997, but the plan remains in effect as to outstanding stock options granted under that plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD1

The Compensation Committee of the Company is currently composed of three non-employee directors, Messrs. Heidrich and McCracken and Dr. Saxton. The Compensation Committee:

•	approves the Company’s rewards strategy and programs;

•	makes recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company;

•	establishes and approves salaries and incentive compensation for certain senior officers and employees; and

•	administers and grants stock options pursuant to the Company’s stock option plans.

The Company’s executive compensation program is designed to provide incentives to the Company’s executive officers and, thereby, to promote achievement of the Company’s business goals and stockholder returns. Executive compensation consists of a combination of base salary, stock incentives and employee benefits. The Compensation Committee considers stock incentives to be a critical component of an executive’s compensation package in order to help align executive interests with stockholder interests.

Compensation Philosophy

The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and motivate executive officers who are expected to contribute to the long-term success of the Company. The Company’s executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

Competitive	and Fair Compensation

The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Compensation Committee compares the Company’s compensation practices with those of other companies in the industry and sets the Company’s compensation guidelines based on this review. The Compensation Committee believes compensation for the Company’s executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with companies that are in the same or similar business and of comparable size and success as the Company. The Compensation Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

Sustained	Performance

Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic, scientific and business goals are met, including such factors as timely achievement of clinical and preclinical results, identification of validated drug discovery targets, effective development of new assays for high throughput screening, identification of lead compounds, formation of new business alliances and meeting stated financial objectives. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

[1]	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

In evaluating each executive officer’s performance, the Compensation Committee generally conforms to the following process:

•	Company and individual goals and objectives are generally set at the beginning of the performance cycle;

•	At the end of the performance cycle, the accomplishment of the executive’s goals and objectives and his or her contributions to the Company are evaluated;

•	The executive’s performance is then compared with peers within the Company, and the results are communicated to the executive; and

•	The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

Elements of Annual Compensation

Annual compensation for the Company’s executives generally consists of two elements—salary and stock options.

The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his or her area of responsibility. Subjective performance criteria include an executive’s ability to motivate others, develop the skills necessary to mature with the Company and recognize and pursue new business opportunities to enhance the Company’s growth and success. The Compensation Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria.

Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The Company’s stock option program is designed to promote the identity of long-term interests between the Company’s employees and its stockholders and assist in the retention of executives. The Compensation Committee of the Board believes that the award of stock options by the Company will, among other things, create incentives for executive officers of the Company to contribute to the success of the entire organization through the ownership of equity.

The size of option grants is generally intended to reflect the executive’s position with the Company and his or her contributions to the Company, including his or her success in achieving the individual performance criteria described above. The Company’s option program generally uses a four-year vesting period to encourage key employees to continue in the employ of the Company. During 2002, options granted to most executives vested in equal installments monthly from the date of grant over a four-year period. All stock options granted to executive officers in 2002 were granted at fair market value on the date of grant. During 2002, the current executive officers received options to purchase an aggregate of 660,000 shares of Common Stock of the Company, at a weighted average exercise price of $10.25 per share.

All executive officers of the Company are eligible to participate in the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan is available to all other employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation’s Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure the stock options granted to its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions under Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be in excess of the limit when the Compensation Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer’s performance, and is in the best interests of the stockholders.

Dr. Goeddel’s 2002 Compensation

Dr. Goeddel is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. The Compensation Committee believes that Dr. Goeddel’s annual compensation, including the portion of his compensation based upon the Company’s merit-based stock option program, has been set at a level competitive with other companies in the industry.

Dr. Goeddel’s salary for 2002 increased to $445,000 from $420,000 in 2001. In April, May and June 2002, Dr. Goeddel was granted stock options to purchase an aggregate of 200,000 shares of the Company’s Common Stock at a weighted average exercise price of $10.93 per share (the fair market value of a share of the Company’s Common Stock on the dates of grant) for services performed during the prior year.

In determining Dr. Goeddel’s 2002 compensation, including whether to grant stock options to Dr. Goeddel, the Compensation Committee considered Dr. Goeddel’s overall compensation package as compared with other chief executives in the Company’s industry and past option grants, as well as the effectiveness of Dr. Goeddel’s leadership of the Company and the resulting success of the Company in the attainment of its goals.

COMPENSATION COMMITTEE

A. Grant Heidrich, III

Edward R. McCracken

Craig A.P.D. Saxton, M.D.

PERFORMANCE MEASUREMENT COMPARISON1

The rules of the SEC require that the Company include in its Proxy Statement a line-graph presentation comparing cumulative stockholder returns on the Company’s Common Stock with the Nasdaq Composite Index (which tracks the aggregate price performance of equity securities of companies traded on the Nasdaq) and either a published industry or line-of-business standard index or an index of peer companies selected by the Company. The Company has elected to use the Nasdaq Biotechnology Index (consisting of a group of approximately 70 companies in the biotechnology sector, including the Company) for purposes of the performance comparison that appears below.

The graph shows the cumulative total stockholder return assuming the investment of $100.00 and the reinvestment of dividends and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each period for which returns are indicated. No dividends have been declared on the Company’s Common Stock. The graph commences as of December 10, 1999, the date the Common Stock of the Company first started trading on the Nasdaq National Market.

The stockholder return shown on the graph below is not necessarily indicative of future performance, and the Company does not make or endorse any predictions as to future stockholder returns.

[1]	The material in this section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

CERTAIN TRANSACTIONS

At December 31, 2002, the Company had a loan outstanding in the original principal amount of $200,000 to Dr. Rosen, who is an executive officer of the Company. Such loan was entered into in January 1994 for the purpose of providing housing assistance to Dr. Rosen. The loan is evidenced by a full recourse promissory note secured by shares of the Company’s Common Stock. The Company has forgiven $180,000 of the principal of Dr. Rosen’s loan, plus $23,884 in accrued interest, and will forgive an additional $25,971 in January 2004, if Dr. Rosen continues as an employee of the Company through that date. Dr. Rosen has not repaid any principal amount due on his loan, which is due on January 5, 2004. The annual interest rate on Dr. Rosen’s loan is 5.0%. Since the commencement of fiscal 2002, the largest aggregate indebtedness of Dr. Rosen under such loan was $84,031, including principal and accrued interest.

In April 2001, the Company provided Dr. Levy a housing loan in the original principal amount of $650,000 to be paid over a five-year period. Such loan is evidenced by a full recourse promissory note secured by shares of the Company’s Common Stock. The Company forgave $70,000 of the principal of Dr. Levy’s loan in 2002, and will forgive an additional $70,000 of the principal amount of the loan each April 2003 to 2006 provided that Dr. Levy remains an employee of the Company through those dates. Dr. Levy, who is an executive officer of the Company, has not repaid any principal or accrued interest amounts due on his loan, which is due on April 2, 2006. The annual interest rate on Dr. Levy’s loan is 4.94%. Since the commencement of fiscal 2002, the largest aggregate indebtedness of Dr. Levy under such loan was $682,110, including principal and accrued interest.

On May 6, 2002, the Company made a loan of $200,000 to Dr. McKnight, a director of the Company. The loan represents a cash advance on consulting fees that will be earned over a three-year period beginning on the date of the loan. $60,000 of the loan will be forgiven on May 1, 2003, $70,000 of the loan will be forgiven on May 1, 2004 and $70,000 of the loan will be forgiven on May 1, 2005, provided that Dr. McKnight continues to provide consulting services to the Company through such dates. Dr. McKnight has not repaid any principal or accrued interest amounts due on his loan, which is due on May 1, 2005. The annual interest rate on Dr. McKnight’s loan is 3.21%. Since the commencement of fiscal 2002, the largest aggregate indebtedness of Dr. McKnight under such loan was $204,269, including principal and accrued interest.

Each executive officer and director has entered into an indemnification agreement with the Company. These agreements, among other things, require the Company to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the Company, arising out of the person’s services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the Company’s request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tularik stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Tularik Inc., Two Corporate Drive, South San Francisco, CA 94080, Attn: Secretary or contact the Company’s Secretary at (650) 825-7000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT TO STOCKHOLDERS

The Company’s Annual Report to Stockholders for the year ended December 31, 2002, containing the audited consolidated balance sheets as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the past three fiscal years, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

William J. Rieflin

Secretary

South San Francisco

April 4, 2003

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, TULARIK INC., TWO CORPORATE DRIVE, SOUTH SAN FRANCISCO, CA 94080.

Tularik Inc.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 23, 2003

8:00 a.m. local time

Two Corporate Drive

South San Francisco, CA 94080

Tularik Inc. Two Corporate Drive South San Francisco, California 94080	proxy

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders, April 23, 2003.

The undersigned hereby appoints David V. Goeddel, William J. Rieflin and Valerie L. Pierce, or any of them, proxy or proxies, with full power of substitution, to vote on behalf of the undersigned all shares of Common Stock of Tularik Inc. (the “Company”) that the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 8:00 a.m., local time, on April 23, 2003 at the offices of the Company, and at every adjournment, continuation or postponement thereof, in accordance with the following instructions and with discretionary authority as to any and all other matters that may properly come before the meeting.

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK ¶¶¶ EASY ¶¶¶ IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (EST) on April 22, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

•	Follow the simple instructions provided.

•	If you vote by phone, please do not mail your proxy card.

VOTE BY INTERNET — http://www.eproxy.com/tlrk/ — QUICK ¶¶¶ EASY ¶¶¶ IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (EST) on April 22, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

•	If you vote by Internet, please do not mail your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Tularik Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your proxy card.

ê  Please detach here  ê

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 David V. Goeddel, Ph.D. 02 A. Grant Heidrich, III 03 Edward W. Holmes, M.D.	04 Edward R. McCracken 05 Steven L. McKnight, Ph.D. 06 Craig A.P.D. Saxton, M.D.	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for fiscal 2003.			☐ For ☐ Against ☐ Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

Address Change? Mark Box ☐ Indicate changes below:			Date ____________________________________

Signature(s) in Box Please sign exactly as name appears at left. Joint owners should each sign personally. Persons signing in a representative capacity should indicate the capacity in which they sign.